Exhibit 10.1

AMENDMENT NO. 4

to the

A320 Family Aircraft Purchase Agreement

made July 20, 2011

between

AIRBUS S.A.S.

and

AMERICAN AIRLINES, INC.

This Amendment No. 4 to the A320 Family Purchase Agreement made July 20, 2011 (as amended, supplemented or otherwise modified, hereinafter referred to as the “Amendment”), entered into as of June 18, 2014, by and between AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”), and AMERICAN AIRLINES, INC., a Delaware corporation having its principal office at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, United States of America (the “Buyer”).

WITNESSETH:

WHEREAS, the Buyer and the Seller entered into an Airbus A320 Family Aircraft Purchase Agreement, made July 20, 2011, which, together with all Exhibits, Appendices and Letter Agreements attached thereto and as amended, modified or supplemented from time to time is hereinafter called the “Agreement”; and

WHEREAS, the Buyer and the Seller have agreed to modify certain terms of Letter Agreement No. 2 to Amendment No. 1 to the Agreement, dated as of January 11, 2013 (the “Letter Agreement”), relating to [*CTR].

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

The capitalized terms used herein and not otherwise defined in this Amendment will have the meanings assigned to them in the Agreement. The terms “herein,” “hereof,” and “hereunder” and words of similar import refer to this Amendment.

CT1001520	Page 1

[*CTR] = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

1	[*CTR]

1.1	Paragraph 1 of the Letter Agreement is hereby amended by adding the following quoted text at the end of such paragraph:

QUOTE

As used in this Letter Agreement, the term “Leased Aircraft” shall include any Aircraft that is scheduled to be leased from a Lessor, including any Aircraft subject to or that becomes subject to a Leasing Letter, regardless of whether the Buyer leases such Aircraft from the applicable Lessor or acquires the right to purchase such Aircraft from the applicable Third Party prior to Delivery.

UNQUOTE

1.2	Footnote 1 in Paragraph 2.1 of the Letter Agreement is hereby amended by deleting the text of such footnote in its entirety and replacing it with the following quoted text:

QUOTE

As set forth in Schedule I to the Agreement, as amended.

UNQUOTE

1.3	A new Paragraph 2.4 is hereby added to the Letter Agreement following Paragraph 2.3 with the following quoted text:

QUOTE

2.4	[*CTR]

Notwithstanding anything in this Letter Agreement to the contrary, in the event that either (i) the Buyer or any Affiliate of the Buyer becomes the Owner Participant or owner with respect to any [*CTR] or (ii) any Lease with respect to any [*CTR] is terminated and title to such [*CTR] is transferred to the Buyer or any Affiliate of the Buyer, or any designee of the Buyer or any Affiliate of the Buyer (any such [*CTR] for which clause (i) or (ii) is applicable, an [*CTR]), the Seller shall continue to [*CTR]. For the avoidance of doubt, Paragraphs 2.3, 5 and 6 of this Letter Agreement shall not be applicable with respect to any [*CTR] (except in the case an [*CTR] is leased to the Buyer, in which case Paragraphs 5 and 6 shall be applicable to the extent provided below), and the Seller shall [*CTR] in the manner set forth in Paragraph 3 hereof without any prompting from the Buyer. If any [*CTR] shall be leased to the Buyer from a third party lessor at any time when the Seller remains [*CTR] the Buyer, Paragraphs 5 and 6 hereof shall be applicable to such [*CTR], provided that the Buyer shall be deemed to have complied with Paragraph 5 if the Buyer has provided written confirmation to the Seller that it has [*CTR].

CT1001520	Page 2

[*CTR] = [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

UNQUOTE

1.4	Paragraph 10 of the Letter Agreement is hereby amended by deleting such Paragraph in its entirety and replacing it with the following quoted text:

QUOTE

10	CONFIDENTIALITY

Each of the Seller and the Buyer agree not to disclose the terms and conditions of this Letter Agreement to any person without the prior written consent of the other party. Notwithstanding the foregoing, each of the Seller and the Buyer agrees that such terms and conditions may be disclosed without such prior written consent (i) as required by law or as necessary in connection with the enforcement of such party’s rights hereunder and (ii) to the board of directors, managers, employees, auditors, and legal, financial and technical advisors of each party.

UNQUOTE

2	REFERENCES

On and after the date of this Amendment:

(i)

each reference in the Letter Agreement to “this Letter Agreement”, “hereunder”, “hereof” or words of like import referring to the Letter Agreement shall mean and be a reference to the Letter Agreement as amended by this Amendment, and

(ii)

each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

3	ASSIGNMENT

This Amendment and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement; provided, however, this Amendment may not be assigned by the Buyer under either Clause 21.5 or 21.6 of the Agreement without the express written consent of the Seller, which the Seller may withhold in its sole discretion.

4	CONFIDENTIALITY

Each of the Seller and the Buyer agree not to disclose the terms and conditions of this Amendment to any person without the prior written consent of the other party. Notwithstanding the foregoing, each of the Seller and the Buyer agrees that such terms and conditions may be disclosed without such prior written consent (i) as required by law or as necessary in connection with the enforcement of such party’s rights hereunder, and (ii) to the board of directors, managers, employees, auditors, and legal, financial and technical advisors of each party.

CT1001520	Page 3

5	COUNTERPARTS

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

CT1001520	Page 4

If the foregoing correctly sets forth your understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ AIRBUS S.A.S.
Name:
Title: Senior VP Contracts

Accepted and Agreed:

AMERICAN AIRLINES, INC.

By:	/s/ AMERICAN AIRLINES, INC.
Name:
Title: VP Fleet Planning

CT1001520	Page 5